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                                                                     Exhibit 5.2

                             PILLSBURY WINTHROP LLP
                             ONE BATTERY PARK PLAZA
                            NEW YORK, NEW YORK 10004


                                  July 18, 2002

Union Electric Company
1901 Chouteau Avenue
St. Louis, Missouri 63103


Ladies and Gentlemen:

      We have acted as New York counsel to Union Electric Company, a Missouri corporation (the "COMPANY"), in connection with the filing by the Company with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT") of the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") with respect to up to $750,000,000 maximum aggregate offering price of (1) Senior Secured Debt Securities (the "SENIOR SECURED DEBT SECURITIES") to be issued by the Company, (2) First Mortgage Bonds to be issued by the Company, (3) Senior Unsecured Debt Securities (the "SENIOR UNSECURED DEBT SECURITIES") to be issued by the Company, (4) Subordinated Debt Securities (the "SUBORDINATED DEBT SECURITIES") to be issued by the Company, (5) Trust Preferred Securities (the "TRUST PREFERRED SECURITIES") to be issued by Union Electric Capital Trust I and (6) the Company's guarantees (the "GUARANTEES" and, together with the foregoing securities, the "SECURITIES") relating to the Trust Preferred Securities.

      The Senior Secured Debt Securities will be issued pursuant to an indenture between the Company and The Bank of New York, as trustee (the "SENIOR INDENTURE"), the Senior Unsecured Debt Securities will be issued pursuant to an indenture between the Company and the trustee named therein (the "SENIOR UNSECURED INDENTURE"), the Subordinated Debt Securities will be issued pursuant to an Indenture (For Unsecured Subordinated Debt Securities) dated as of December 1, 1996 between the Company and The Bank of New York, as successor trustee (the "SUBORDINATED INDENTURE") and the Guarantees will be issued pursuant to one or more guarantee agreements between the Company and the trustee named therein (each, a "GUARANTEE AGREEMENT"), in each case as filed or in the respective forms filed as exhibits to the Registration Statement.

      In so acting, we have reviewed originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation and By-Laws of the Company as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials. We are members of the Bar of the State of New York and, for purposes of this opinion, do not hold ourselves out as experts of the laws of any jurisdiction other than the State of New York.


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Union Electric Company
July 18, 2002


      On the basis of such review and assuming that (x) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or "blue sky" laws of various states shall have been complied with, (y) appropriate resolutions have been adopted by the Board of Directors of the Company (or a duly appointed committee or representative thereof) and (z) the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any required orders of the Missouri Public Service Commission, Illinois Commerce Commission or other applicable regulatory authorities, we are of the opinion that when (i) the Senior Indenture and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Senior Secured Debt Securities, (ii) the Senior Unsecured Indenture and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Senior Unsecured Debt Securities, (iii) the supplemental indenture or other instrument under the Subordinated Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Subordinated Debt Securities or
(iv) the Guarantee Agreements have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Secured Debt Securities, the Senior Unsecured Debt Securities, the Subordinated Debt Securities and the Guarantees, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Senior Indenture, the Senior Unsecured Indenture, the Subordinated Indenture and the Guarantee Agreements, respectively, as applicable, and on the terms and conditions set forth in the Registration Statement, the prospectus contained therein and the applicable supplement thereto, the Senior Secured Debt Securities, the Senior Unsecured Debt Securities, the Subordinated Debt Securities and the Guarantees will be legally issued and will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the related prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,

                                                Pillsbury Winthrop LLP